UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 1, 2004

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Benefit Plans.

On November 1, 2004, Wachovia Corporation (“Wachovia”) received a notice (the “Notice”) required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, related to the scheduled merger of the SouthTrust Corporation 401(k) Plan and the SouthTrust Corporation Employee Stock Ownership Plan (together, the “SouthTrust Plans”) with and into the Wachovia Savings Plan (collectively with the SouthTrust Plans, the “Retirement Plans”). The Notice describes a blackout period which will occur under the Retirement Plans for participants in the SouthTrust Plans in connection with the merger of the Retirement Plans. The Notice is attached hereto as Exhibit (99) and is hereby incorporated by reference into this Exhibit 5.04. Shares of Wachovia common stock held in the SouthTrust Plans and, following the merger of the SouthTrust Plans into the Wachovia Savings Plan, shares of Wachovia common stock held in the Wachovia Saving Plan by former participants in the SouthTrust Plans will be subject to the blackout period described in the Notice. The blackout period described in the Notice will not prohibit Wachovia’s directors and executive officers from engaging in transactions regarding Wachovia’s equity securities, including transactions regarding shares of Wachovia common stock.

Item 9.01.	Financial Statements and Exhibits.

(c	)	Exhibits.

99		The Notice.

*                                         *                                             *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date:	November 3, 2004	By:	/s/ Robert P. Kelly
		Name:	Robert P. Kelly
		Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	The Notice.